UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2012

GroveWare Technologies Ltd.

(Exact name of small business issuer as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1006 - 20 Eglinton Ave. W. Toronto, Ontario, Canada M4R 1K8
(Address of principal executive offices)

(416) 644-5111
(Issuer’s telephone number)

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

GroveWare Technologies Ltd. (the “Company”) was unable to file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (the “Report”) on or before November 14, 2012 due to disruptions caused by Hurricane Sandy. Specifically, key personnel in the Company’s financial reporting and disclosure functions were temporarily unable to access the Company’s office, communications systems, accounting records and other information necessary for the preparation of the Report due to impediments to traveling and other adverse circumstances in the Toronto area caused by Hurricane Sandy. Moreover, the Company’s outside accountant was heavily impacted at work and had to put in considerable overtime there, precluding his ability to work on the Company’s financials. As such, the Company intends to file the Report in reliance upon the order issued by the Securities and Exchange Commission on November 14, 2012 (the “Order”) conditionally exempting reporting persons affected by Hurricane Sandy and its aftermath from certain filing requirements imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the period from October 29, 2012 to November 20, 2012. As further set forth in Exchange Act Release No. 68224, the Order provides that quarterly reports due during such period for reporting persons qualifying for relief will be considered to have a due date of November 21, 2012 instead of November 14, 2012. The Company intends to file the Report by November 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GroveWare Technologies Ltd.

/s/ Hrair Achkarian

Hrair Achkarian
CEO

Date: November 16, 2012

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